Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-101491, No. 333-116429, No. 333-128106, No. 333-140786, No. 333-149034, No. 333-149575, No. 333-173075, No. 333-179306, No. 333-192443, 333-196842 and No. 333-259538) of On Track Innovations Ltd. of our report dated April 13, 2022 relating to the financial statements, which appears in this Amendment No. 1 to Form10-K.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

April 15, 2022